DURABLE GENERAL POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM

THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE
SHOULD YOU BECOME DISABLED OR INCOMPETENT

	CAUTION: THIS IS AN IMPORTANT DOCUMENT. IT GIVES THE PERSON WHOM
YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY DURING
YOUR LIFETIME, WHICH MAY INCLUDE POWERS TO MORTGAGE, SELL, OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU. THESE POWERS WILL CONTINUE TO EXIST EVEN AFTER YOU BECOME DISABLED OR INCOMPETENT. THESE POWERS ARE EXPLAINED MORE FULLY IN NEW YORK GENERAL OBLIGATIONS LAW, ARTICLE 5, TITLE 15, SECTIONS 5-1502A THROUGH 5-1503, WHICH EXPRESSLY PERMIT THE USE OF ANY OTHER OR DIFFERENT FORM OF POWER OF ATTORNEY.

 	THIS DOCUMENT DOES NOT AUTHORIZE ANYONE TO MAKE MEDICAL OR OTHER HEALTH CARE DECISIONS. YOU MAY EXECUTE A HEALTH CARE PROXY TO DO THIS.

 	IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER TO EXPLAIN IT TO YOU.

	THIS is intended to constitute a DURABLE GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law:

 	I, Curt R Hartman, residing at 202 Brownstone Drive
Mooresville, NC 28117 do hereby appoint:

	Daniel S. Jonas, Esq., Executive Vice President - Legal Affairs and General Counsel
	Heather L. Cohen, Esq., Executive Vice President Corporate HR and Deputy General Counsel

		(If 1 person is to be appointed agent, insert the name and address of your agent above)
	(If 2 or more persons are to be appointed agents by you insert their names and addresses above)

my attorney(s)-in-fact TO ACT

(If more than one agent is designated, CHOOSE ONE of the following two choices by putting your initials in ONE of the blank spaces to the left of your choice:)

[ CH ] Each agent may SEPARATELY act.
[     ] All agents must act TOGETHER.

	(If neither blank space is initialed, the agents will be required to act TOGETHER)



IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law to the extent that I am permitted by law to act through an agent:


	[ Intl.] Execution of Documents relating to Exercise of Options and/or Sale of Conmed Common Stock, including but not limited to any SEC Form 4, SEC Form 5, SEC Form 144, or any lock up agreement.

(Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of section 5-1503 of the New York General Obligations Law.)


This Durable Power of Attorney shall not be affected by my subsequent disability or incompetence.

If every agent named above is unable or unwilling to serve, I appoint (insert name and address of successor)

	N/A					to be my agent for all
purposes hereunder.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, I HEREBY AGREE THAT ANY
THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT
MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND I FOR MYSELF AND FOR MY HEIRS, EXECUTORS, LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREE TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS DURABLE GENERAL POWER OF ATTORNEY MAY BE REVOKED BY ME AT ANY TIME.

	IN WITNESS WHEROF, I have hereunto signed my name this day 28TH of February, 2014.

		(YOU SIGN HERE:) ==> 	Curt R Hartman











ACKNOWLEDGEMENT IN NEW YORK STATE

STATE OF NEW YORK, COUNTY OF	 ONEIDA					SS.:

	On 2/28/2014 before me, the undersigned, personally appeared
Curt Richard Hartman
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
		___________________________________
		(signature and office of individual taking acknowledgement)

ACKNOWLEDGEMENT OUTSIDE NEW YORK STATE

STATE OF NC, COUNTY OF Iredell				SS.:

	On 2/28/2014 before me, the undersigned, personally appeared
Curt Richard Hartman
personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in

(insert city or political subdivision and state or county or other place acknowledgment taken).

		/s/ Darrin F. Downey
		(signature and office of individual taking acknowledgement)
























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